Exhibit 99.1

First M&F Corp. Investor Information
CONTACT: John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

January 25, 2013

FOR IMMEDIATE RELEASE

First M&F Corp. earnings per share up 93%.

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ:FMFC) today reported 2012 net income of $6.985 million as compared to a net income of $4.373 million for 2011, a 59.7% percent increase. Earnings allocated to common shareholders were $4.919 million, or $0.54 basic and diluted earnings per share, compared to earnings of $2.584 million, or $.28 basic and diluted earnings per share for 2011. “Our management team is gratified and proud to announce a 93% improvement in common earnings per share. From virtually every perspective the M&F Team has led the Company to a much improved performance”, said Hugh S. Potts, Jr., Chairman and CEO.

Net income for the quarter ended December 31, 2012 was $1.290 million allocated to common shareholders, or $.14 basic and diluted earnings per share, compared to $.530 million, or $.05 basic and diluted earnings per share for the fourth quarter of 2011.

For the fourth quarter of 2012 the annualized return on assets was 0.46%, while return on common equity was 5.40%. Comparatively, the return on assets for the fourth quarter of 2011 was 0.25%, with a return on common equity of 2.27%. The return on assets for 2012 was 0.44%, while the return on common equity was 5.30%.

Mr. Potts continued, “At the risk of a noticeable repetition, we must report that our credit trends are continuing the improvement began during the depths of the current credit cycle. These trends in credit improvement are foundational to M&F's improved earnings.” At year-end 2012 nonaccrual loans to total loans improved to 0.75% from 1.68% at the end of 2011.

Net Interest Income

Net interest income for the quarter was flat compared to the fourth quarter of 2011, with the net interest margin falling to 3.56% in the fourth quarter of 2012 as compared to 3.64% in the fourth quarter of 2011. The net interest margin for the third quarter of 2012 was 3.73% as compared to 3.72% for the second quarter of 2012 and 3.67% for the first quarter of 2012 as spreads began to narrow late in the year. Loan yields decreased to 5.37% in the fourth quarter of 2012 from 5.74% in the fourth quarter of 2011. Loan yields fell from the third quarter of 2012 to the fourth quarter. Average loans were $1.008 billion for the fourth quarter of 2012 showing virtually no change since the third quarter also averaged $1.007 billion and average loans were $1.014 billion during the fourth quarter of 2011. Loans held for investment fell by $11.854 million in the fourth quarter of 2012 and grew by $4.731 million in the third quarter as loan demand, though somewhat robust, was offset by pay-offs and competitive pressures.

Deposit costs fell in the fourth quarter of 2012 from the third quarter of 2012 and from the fourth quarter of 2011, as deposits were re-priced downward throughout 2012 in the current stable low-rate environment, continuing a trend beginning in the fourth quarter of 2007. Interest-bearing deposit costs were 0.66% in the fourth quarter of 2012 as compared to 1.01% in the fourth quarter of 2011. Deposits grew by $53.201 million during the fourth quarter of 2012. Management continues to emphasize and focus on core deposit growth by developing and promoting relationship-driven deposit gathering while de-emphasizing non-core deposit funding. Loans held for investment as a percentage of assets were 60.90% at December 31, 2012 as compared to 63.52% at December 31, 2011 and 63.57% at September 30, 2012.

Non-interest Income

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, for the fourth quarter of 2012 was up by 7.49% compared to the fourth quarter of 2011, with deposit-related income down by 2.08% and mortgage income up 154.69% on higher volumes. For the year, mortgage income was up 191.27%, as the department took advantage of growing refinancing trends and built a wholesale delivery channel to supplement retail efforts. Other income in the year ago quarter had been bolstered by gains realized on the sale of closed branches. Insurance agency commissions were up only 1.25%.

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, was up 14.58% for 2012 versus 2011. Over half of non-interest income is from deposit sources, which was virtually flat, only down 1.10% year over year. Deposit revenues continue to be supported by debit card fee income, which continue to grow and which increased by 11.17% in the fourth quarter of 2012 over the year-ago quarter, and overdraft fee income, which, however, decreased by 8.59% quarter over quarter.

Non-interest Expenses

Non-interest expenses were lower by 7.72% in the fourth quarter of 2012 as compared to the fourth quarter of 2011. Salaries and benefits for the quarter were lower by 7.42% compared to the year-ago quarter and both Occupancy and Equipment expenses were down as well, mostly reflecting the cost savings effects of Project McKinley. As Other Real Estate assets are disposed of and as the preponderance of properties are raw or subdivided land, and as appraised values somewhat stabilize, carrying costs and write downs trend downward. Quarter over quarter Foreclosed property expense declined 37.86% and year over year by 29.45%. Most of the increase in Other Expenses was due to volume-related mortgage expenses.

The number of full-time equivalent employees for the fourth quarter of 2012 averaged 463 as compared to 469 for the third quarter of 2012 and 482 for the fourth quarter of 2011.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2012 were 0.46% as compared to 1.37% for the same period in 2011. Non-accrual and 90-day past due loans as a percent of total loans were 0.78% for the last quarter of 2012 as compared to 1.74% at the end of 2011. Annualized net charge-offs as a percentage of average loans for 2012 were 0.61% as compared to 1.05% for 2011. The allowance for loan losses as a percentage of loans was 1.79% at December 31, 2012 as compared to 1.50% at December 31, 2011. The provision for loan losses fell in 2012 from $9.720 million in 2011 to $8.520 million in 2012 as charge-offs, new nonaccruals and new loan impairments all continued to wane.

Balance Sheet

Total assets grew by 2.11% in 2012, to $1.602 billion from $1.569 billion. Total equity grew to $118.443 million, an 8.07% increase from 2011. Total loans held for investment were $.975 billion compared to $.996 billion at the end of 2011. Deposits were $1.403 billion compared to $1.371 billion at the end of 2011. Book value per common share increased to $10.79 per share at the end of 2012, a 7.36% increase from 2011.

Conclusion

Mr. Potts commented, “The heavy clouds and darkness of 2008 and 2009 have lifted as rays of less ominous circumstances break through. On the horizon remain the specter of regulation, international tension and an avalanche of government influence upon a very tenuous economy.” In conclusion, Mr. Potts stated, “Credit quality has led M&F's earnings surge and will continue to contribute in the short and mid-term to improving earnings. Another bright spot has been our mortgage operation as originations, mostly from refinancing, have grown dramatically. We expect overall improved performance to continue in 2013.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 26 communities in Mississippi, Alabama and Tennessee.

Caution Concerning Forward‑Looking Statements

This document includes certain "forward‑looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	December 31	December 31
	2012	2011
Cash and due from banks	$54,811	$39,976
Interest bearing bank balances	94,313	39,391
Federal funds sold	10,000	25,000
Securities available for sale (cost of
$341,273 and $315,890)	348,562	320,774
Loans held for sale	21,014	26,073

Loans	975,473	996,340
Allowance for loan losses	17,492	14,953
Net loans	957,981	981,387

Bank premises and equipment	37,264	37,989
Accrued interest receivable	5,683	6,122
Other real estate	25,970	36,952
Other intangible assets	4,159	4,586
Other assets	41,926	50,401
Total assets	$1,601,683	$1,568,651

Non-interest bearing deposits	$276,295	$231,718
Interest bearing deposits	1,126,380	1,139,745
Total deposits	1,402,675	1,371,463

Federal funds and repurchase agreements	3,720	4,398
Other borrowings	36,007	43,001
Junior subordinated debt	30,928	30,928
Accrued interest payable	661	1,023
Other liabilities	9,249	8,242
Total liabilities	1,483,240	1,459,055

Preferred stock, 30,000 shares issued and outstanding	18,866	17,564
Common stock, 9,230,799 and 9,154,936
shares issued & outstanding	46,154	45,775
Additional paid-in capital	32,469	31,895
Nonvested restricted stock awards	244	674
Retained earnings	19,179	14,456
Accumulated other comprehensive income (loss)	1,531	(768)
Total equity	118,443	109,596
Total liabilities & equity	$1,601,683	$1,568,651

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended December 31		Twelve Months Ended December 31
	2012	2011	2012	2011
Interest and fees on loans	$13,409	$14,482	$55,005	$60,201
Interest on loans held for sale	188	154	767	275
Taxable investments	1,208	1,297	5,682	6,745
Tax exempt investments	330	318	1,292	1,252
Federal funds sold	4	16	30	63
Interest bearing bank balances	47	38	146	179
Total interest income	15,186	16,305	62,922	68,715

Interest on deposits	1,849	2,897	8,627	13,501
Interest on fed funds and repurchase agreements	5	6	21	36
Interest on other borrowings	393	467	1,704	1,979
Interest on subordinated debt	298	292	1,177	1,335
Total interest expense	2,545	3,662	11,529	16,851

Net interest income	12,641	12,643	51,393	51,864
Provision for possible loan losses	1,980	2,280	8,520	9,720
Net interest income after loan loss	10,661	10,363	42,873	42,144

Service charges on deposits	2,586	2,641	10,180	10,293
Mortgage banking income	1,574	618	5,304	1,821
Agency commission income	808	798	3,486	3,636
Fiduciary and brokerage income	170	153	587	584
Other income	605	1,133	2,713	3,102
Other-than-temporary impairment on securities, net of
$0, $49, $21 and $263 reclassified to/from other
comprehensive income	—	(50)	(29)	(631)
Gains (losses) on AFS securities	(8)	619	557	2,769
Total noninterest income	5,735	5,912	22,798	21,574

Salaries and employee benefits	6,387	6,899	26,887	28,469
Net occupancy expense	797	1,003	3,554	3,935
Equipment expenses	418	479	1,726	1,871
Software and processing expenses	366	378	1,428	1,540
FDIC insurance assessments	511	530	1,911	2,426
Foreclosed property expenses	1,272	2,047	5,186	7,351
Intangible asset amortization and impairment	107	107	427	427
Other expenses	4,055	3,634	15,159	12,315
Total noninterest expense	13,913	15,077	56,278	58,334

Net income before taxes	2,483	1,198	9,393	5,384
Income tax expense	652	211	2,408	1,011
Net income	$1,831	$987	$6,985	$4,373

Earnings Per Common Share Calculations:
Net income	$1,831	$987	$6,985	$4,373
Dividends and accretion on preferred stock	(488)	(454)	(1,901)	(1,774)
Net income applicable to common stock	1,343	533	5,084	2,599
Earnings attributable to participating securities	53	3	165	15
Net income allocated to common shareholders	$1,290	$530	$4,919	$2,584

Weighted average shares (basic)	9,216,746	9,145,108	9,181,012	9,126,605
Weighted average shares (diluted)	9,218,990	9,145,108	9,182,034	9,126,605
Basic earnings per share	$0.14	$0.05	$0.54	$0.28
Diluted earnings per share	$0.14	$0.05	$0.54	$0.28

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended
	December 31	December 31
	2012	2011
Performance Ratios:
Return on assets (annualized)	0.44%	0.27%
Return on equity (annualized) (a)	6.12%	4.00%
Return on common equity (annualized) (a)	5.30%	2.81%
Efficiency ratio (c)	74.98%	78.47%
Net interest margin (annualized, tax-equivalent)	3.67%	3.68%
Net charge-offs to average loans (annualized)	0.61%	1.05%
Nonaccrual loans to total loans	0.75%	1.68%
90 day accruing loans to total loans	0.03%	0.06%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2012	2012	2012	2012
Per Common Share (diluted):
Net income	$0.14	$0.14	$0.14	$0.12
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	10.79	10.69	10.44	10.20
Closing stock price	6.98	7.42	5.18	4.80

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	$153,549	$155,890	$147,773	$144,319
Non-residential real estate	542,860	554,475	567,184	568,811
Residential real estate	200,992	197,629	189,927	188,891
Home equity loans	37,736	37,196	36,183	36,098
Consumer loans	40,336	42,137	41,529	41,376
Total loans	$975,473	$987,327	$982,596	$979,495

Deposit Composition: (in thousands)
Noninterest-bearing deposits	$276,295	$233,684	$236,145	$238,603
NOW deposits	423,461	386,371	391,726	421,249
MMDA deposits	214,091	216,620	211,447	222,016
Savings deposits	118,123	117,404	116,598	121,872
Core certificates of deposit under $100,000	188,733	201,361	208,684	213,944
Core certificates of deposit $100,000 and over	165,979	177,084	178,926	176,761
Brokered certificates of deposit under $100,000	3,549	3,417	3,393	3,234
Brokered certificates of deposit $100,000 and over	12,444	13,533	14,419	12,829
Total deposits	$1,402,675	$1,349,474	$1,361,338	$1,410,508

Nonperforming Assets: (in thousands)
Nonaccrual loans	$7,444	$6,219	$6,443	$14,604
Other real estate	25,970	28,002	31,077	34,636
Investment securities	733	644	639	646
Total nonperforming assets	$34,147	$34,865	$38,159	$49,886
Accruing loans past due 90 days or more	$321	$408	$1,537	$245
Restructured loans (accruing)	$21,800	$16,784	$18,372	$19,077
Total nonaccrual loan to loans	0.75%	0.62%	0.64%	1.45%
Total nonperforming credit assets to loans and ORE	3.27%	3.29%	3.62%	4.72%
Total nonperforming assets to assets ratio	2.13%	2.24%	2.44%	3.10%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	$16,656	$15,310	$16,084	$14,953
Provision for loan loss	1,980	1,980	2,280	2,280
Charge-offs	(1,584)	(1,035)	(3,460)	(2,061)
Recoveries	440	401	406	912
Ending balance	$17,492	$16,656	$15,310	$16,084

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2012	2012	2012	2012
Condensed Income Statements: (in thousands)

Interest income	$15,186	$15,625	$15,906	$16,205
Interest expense	2,545	2,753	2,990	3,241
Net interest income	12,641	12,872	12,916	12,964
Provision for loan losses	1,980	1,980	2,280	2,280
Noninterest revenues	5,735	5,607	6,035	5,421
Noninterest expenses	13,913	14,060	14,319	13,986
Net income before taxes	2,483	2,439	2,352	2,119
Income tax expense	652	645	599	512
Net income	$1,831	$1,794	$1,753	$1,607
Preferred dividends	(488)	(479)	(471)	(463)
Net income applicable to common stock	1,343	1,315	1,282	1,144
Earnings attributable to participating securities	53	51	56	5
Net income allocated to common shareholders	$1,290	$1,264	$1,226	$1,139

Tax-equivalent net interest income	$12,859	$13,088	$13,134	$13,181

Selected Average Balances: (in thousands)
Assets	$1,585,467	$1,546,416	$1,577,420	$1,607,013
Loans held for investment	982,894	984,282	973,545	983,800
Earning assets	1,436,348	1,396,824	1,420,370	1,445,332
Deposits	1,381,667	1,343,559	1,379,716	1,409,393
Equity	117,529	115,544	112,466	110,745
Common equity	98,837	97,186	94,430	93,025

Selected Ratios:
Return on average assets (annualized)	0.46%	0.46%	0.45%	0.40%
Return on average equity (annualized) (a)	6.19%	6.18%	6.27%	5.84%
Return on average common equity (annualized) (a)	5.40%	5.38%	5.46%	4.95%
Average equity to average assets	7.41%	7.47%	7.13%	6.89%
Tangible equity to tangible assets (b)	7.15%	7.28%	7.04%	6.67%
Tangible common equity to tangible assets (b)	5.97%	6.08%	5.87%	5.55%
Net interest margin (annualized, tax-equivalent)	3.56%	3.73%	3.72%	3.67%
Efficiency ratio (c)	74.83%	75.21%	74.70%	75.18%
Net charge-offs to average loans (annualized)	0.46%	0.26%	1.26%	0.47%
Nonaccrual loans to total loans	0.75%	0.62%	0.64%	1.45%
90 day accruing loans to total loans	0.03%	0.04%	0.15%	0.02%
Price to book	0.65x	0.69x	0.50x	0.47x
Price to earnings	12.46x	13.25x	9.25x	10.00x

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
4Q 2012	$1,831	$1,343	$1,290	$0.14
3Q 2012	1,794	1,315	1,264	0.14
2Q 2012	1,753	1,282	1,226	0.14
1Q 2012	1,607	1,144	1,139	0.12
4Q 2011	987	533	530	0.05
3Q 2011	1,330	882	878	0.10
2Q 2011	1,106	666	661	0.07
1Q 2011	950	518	515	0.06
4Q 2010	641	266	267	0.03

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Total Revenues	Average Assets
	(thousands)	(percent)	(percent)
4Q 2012	$40.2	30.85%	1.44%
3Q 2012	39.9	29.99%	1.44%
2Q 2012	41.1	31.48%	1.54%
1Q 2012	40.5	29.14%	1.36%
4Q 2011	39.0	31.48%	1.50%
3Q 2011	36.6	27.96%	1.30%
2Q 2011	36.6	25.88%	1.18%
1Q 2011	37.9	30.67%	1.43%
4Q 2010	35.4	28.19%	1.25%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Average Assets	Ratio
	(percent)	(percent) (c)
4Q 2012	3.49%	74.83%
3Q 2012	3.62%	75.21%
2Q 2012	3.65%	74.70%
1Q 2012	3.50%	75.18%
4Q 2011	3.82%	80.29%
3Q 2011	3.52%	75.76%
2Q 2011	3.59%	78.56%
1Q 2011	3.70%	79.26%
4Q 2010	3.69%	83.22%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD December 2012		QTD December 2011
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$80,925	0.23%	$44,653	0.33%
Federal funds sold	5,707	0.26%	25,000	0.25%
Taxable investments (amortized cost)	303,164	1.59%	283,986	1.81%
Tax-exempt investments (amortized cost)	38,464	5.45%	33,923	5.94%
Loans held for sale	25,194	2.98%	20,517	2.98%
Loans held for investment	982,894	5.44%	993,869	5.79%
Total earning assets	1,436,348	4.27%	1,401,948	4.68%
Non-earning assets	149,119		162,583
Total average assets	$1,585,467		$1,564,531

NOW	$392,825	0.34%	$369,789	0.47%
MMDA	220,774	0.24%	186,898	0.62%
Savings	118,852	0.89%	118,833	1.05%
Certificates of Deposit	383,291	1.16%	459,182	1.60%
Short-term borrowings	3,447	0.57%	4,809	0.53%
Other borrowings	67,996	4.05%	74,431	4.04%
Total interest bearing liabilities	1,187,185	0.85%	1,213,942	1.20%
Non-interest bearing deposits	265,925		231,926
Non-interest bearing liabilities	14,828		8,180
Preferred equity	18,692		17,406
Common equity	98,837		93,077
Total average liabilities and equity	$1,585,467		$1,564,531
Net interest spread		3.42%		3.48%
Effect of non-interest bearing deposits		0.16%		0.19%
Effect of leverage		(0.02)%		(0.03)%
Net interest margin, tax-equivalent		3.56%		3.64%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.01%
Reported book net interest margin		3.50%		3.58%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD December 2012		YTD December 2011
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$54,808	0.27%	$70,998	0.25%
Federal funds sold	11,566	0.26%	25,000	0.25%
Taxable investments (amortized cost)	314,889	1.80%	265,446	2.54%
Tax-exempt investments (amortized cost)	37,004	5.57%	33,390	5.98%
Loans held for sale	25,264	3.04%	8,566	3.21%
Loans held for investment	981,143	5.62%	1,032,137	5.85%
Total earning assets	1,424,674	4.48%	1,435,537	4.85%
Non-earning assets	154,333		158,747
Total average assets	$1,579,007		$1,594,284

NOW	$400,215	0.40%	$389,052	0.63%
MMDA	218,041	0.35%	172,978	0.72%
Savings	119,741	0.95%	117,686	1.12%
Certificates of Deposit	401,097	1.27%	489,199	1.73%
Short-term borrowings	4,017	0.53%	10,855	0.33%
Other borrowings	70,818	4.07%	76,923	4.31%
Total interest bearing liabilities	1,213,929	0.95%	1,256,693	1.34%
Non-interest bearing deposits	239,402		220,369
Non-interest bearing liabilities	11,592		7,852
Preferred equity	18,203		16,967
Common equity	95,881		92,403
Total average liabilities and equity	$1,579,007		$1,594,284
Net interest spread		3.53%		3.51%
Effect of non-interest bearing deposits		0.16%		0.20%
Effect of leverage		(0.02)%		(0.03)%
Net interest margin, tax-equivalent		3.67%		3.68%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.02%
Reported book net interest margin		3.61%		3.61%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)